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                                                                    Exhibit 99.2

                [LETTERHEAD OF INTEGRATED CIRCUIT SYSTEMS, INC.]

[LOGO] ICS


                      INTEGRATED CIRCUIT SYSTEMS COMPLETES
                          ACQUISITION OF MICRO NETWORKS

Valley Forge, PA - January 4, 2002 - Integrated Circuit Systems, Inc. (Nasdaq:
ICST), a worldwide leader in the design, development and marketing of silicon timing integrated circuits for various applications including computing, digital consumer, electronics and communications, today announced that it has completed the acquisition of Micro Networks Corporation.

Micro Networks is a leading supplier of a broad range of precision electronic devices and modules for the optical networking, wireless and broadband infrastructure, and high-end network servers using surface acoustic wave (SAW) technology.

Integrated Circuit Systems' Micro Networks business will operate as a wholly owned subsidiary based in Worcester, MA.



About ICS
Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Valley Forge, PA, with key facilities in San Jose, CA; Tempe, AZ; and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company's financial results can be found in the Company's Form 10-K filed on September 12, 2001.